Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

February 2, 2017

VIA ELECTRONIC MAIL

Synergy Pharmaceuticals Inc. 420 Lexington Avenue, Suite 2012 New York, New York 10170

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering for sale to certain underwriters (the “Underwriters”) of 20,352,204 shares of the Company’s common stock, $0.0001 par value (the “Shares”), pursuant to the Registration Statement and the Prospectus. Unless defined herein, capitalized terms have the meanings given to them in that certain Underwriting Agreement, dated January 31, 2017, by and among the Company and the representatives of the Underwriters ( the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the following:

•                  the Registration Statement on Form S-3 (File No. 333-205484) initially filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2015, for the purposes of registering the sale of the Company’s common stock, par value $0.0001 per share, under the Securities Act of 1933, as amended (the “Securities Act”), declared effective by the  Commission on July 14, 2015 (including any documents incorporated by reference therein, the “Registration Statement,” and the related prospectus included in such Registration Statement (including any documents incorporated by reference therein, the “Base Prospectus”));

•                  the preliminary prospectus supplement filed with the Commission on January 31, 2017 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement, filed on February 2, 2017, both of which include the Base Prospectus, pursuant to Rule 424(b) under the Securities Act, which is referred to collectively as the “Prospectus”;

•                  the Underwriting Agreement;

•                  the Second Amended and Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof;

•                  the Amended and Restated Bylaws of the Company as amended and in effect on the date hereof;

•                  the resolutions of the Board of Directors of the Company, adopted on November 28, 2016 and January 30, 2017, and the resolutions of the pricing committee of the Company, adopted on January 31, 2017, authorizing/ratifying the execution and delivery of the Underwriting Agreement, the issuance and sale of the Shares, the preparation and filing of the Prospectus, and other actions with regard thereto, including the pricing of the Shares; and

•                  such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and, when the Shares are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the DGCL.

This opinion letter is rendered to you solely for use in connection with the issuance and sale of the Shares in accordance with the Registration Statement as of the date first written above and is not to be relied on for any other purpose. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP